Exhibit 99.1

Sound Community Bank to Acquire Port Angeles Branch of 1st Security Bank of Washington

SEATTLE--(BUSINESS WIRE)--April 29, 2009--Sound Community Bank, a subsidiary of Sound Financial Inc. (OTCBB:SNFL), announced today that it is purchasing the Port Angeles Office of 1st Security Bank of Washington. In the transaction, Sound Community Bank will acquire the 1st Security Bank deposits, deposit-related loans and the branch facility located at 1405 E. Front Street.

Joe Adams, Chief Executive Officer of 1st Security Bank noted, “Sound Community Bank was clearly looking to expand their presence on the peninsula, while we’ve been seeking to re-focus on our core business markets located in the central Puget Sound corridor. It’s a win-win for both banks. We also feel good that our customers in Port Angeles will be served by a company that shares our strong commitment to high quality customer service.”

Sound Community Bank President and CEO Laurie Stewart added, “We’re really excited about becoming a part of the Port Angeles Community. Our Sequim office already has a nice following in Port Angeles and this opportunity provides us a way to better service them. The addition of the 1st Security branch gives us a great head start and allows us to significantly accelerate our business plan on the peninsula.”

The transaction remains subject to regulatory approval and is expected to close in the second quarter of 2009. Sound Community Bank had previously announced its expansion into Port Angeles. The new full-service Port Angeles branch is currently under construction at 110 N. Alder Street.

Sound Community Bank is a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

1st Security Bank of Washington, based in Mountlake Terrace, provides a full range of banking services to individuals and businesses. It has branches throughout the Puget Sound area. More information can be found at www.fsbwa.com.

Forward-Looking Statements

This report contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Results of operations and business are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

CONTACT:
Sound Community Bank - Media:
Scott Boyer, 206-448-0884, x-312
or
Sound Community Bank - Financial:
Matt Deines, 206-448-0884, x-305
or
1st Security Bank – Media & Financial:
Brad Canfield, 425-697-8053